Exhibit 4.1

Supplemental Indenture for Notes

This Supplemental Indenture, dated as of July 31, 2013 (the “Supplemental Indenture”), is by and among BioScrip, Inc., a Delaware corporation (the “Company”), each of the Guarantors listed on the signature pages hereto and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

Recitals

WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”), dated as of March 25, 2010 providing for the issuance of 10¼% Senior Notes due 2015 (the “Notes”);

WHEREAS, the Company proposes to amend the Indenture and the Notes as contemplated by this Supplemental Indenture (such amendments, collectively, the “Amendments”);

WHEREAS, pursuant to Section 9.02 of the Indenture, the Company and the Trustee may amend or supplement the Indenture and the Notes as contemplated by this Supplemental Indenture with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes;

WHEREAS, the Company has obtained the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes, pursuant to the Offer to Purchase and Consent Solicitation Statement, dated June 3, 2013 (as amended, supplemented or otherwise modified from time to time, the “Consent Solicitation Statement”), to the Amendments upon the terms and subject to the conditions set forth therein;

Whereas, the Company has done all things necessary or advisable to make this Supplemental Indenture a valid agreement of the Company in accordance with the terms of the Indenture and has satisfied all other conditions required under Article 9 of the Indenture; and

WHEREAS, pursuant to Section 9.06, the Trustee is authorized to execute and deliver this Supplemental Indenture.

Now, therefore, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, in order to effect the Amendments, the Company agrees with the Trustee as follows:

Article I

Definitions and other Provisions of General Application

1.1 Definitions. Defined terms used herein without definition shall have the meanings assigned to them in the Indenture.

1.2 Effect of Headings. The Article and Section headings in this Supplemental Indenture are for convenience only and shall not affect the construction of the Indenture or this Supplemental Indenture.

1.3 Successors and Assigns. All covenants and agreements in this Supplemental Indenture by the Company and the Guarantors shall bind their respective successors and assigns, whether so expressed or not.

1.4. Separability Clause. In case any provision in this Supplemental Indenture shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

1.5 Trust Indenture Act Controls. If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision of this Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939, as amended (the “Act”), as in force at the date this Supplemental Indenture is executed, the provision required by the Act shall control.

1.6 Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture, express or implied, shall give to any person, other than the parties to this Supplemental Indenture and their successors hereunder and the Holders of the Notes, any benefit of any legal or equitable right, remedy or claim under this Supplemental Indenture.

1.7 Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

1.8 Reference to and Effect on the Indenture.

(a) On and after the date hereof, each reference in the Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein” shall mean and be a reference to the Indenture as supplemented by this Supplemental Indenture, unless the context otherwise requires.

(b) Except as specifically amended by this Supplemental Indenture, the Indenture and the Notes are hereby ratified and confirmed and all of the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of the Notes heretofore and hereafter authenticated and delivered under the Indenture shall be bound hereby.

Article II

Amendments OF the Indenture AND NOTES

2.1 Amendment to Indenture and Notes. Effective as of the date hereof, the Supplemental Indenture hereby amends the Indenture and Notes as provided for herein.

2.2 Deletion/Amendment of Certain Provisions.

(a) Amendments.

(i) The following sections of the Indenture are hereby deleted in their entirety and, in the case of each such section, replaced with the phrase “[Intentionally Omitted]”, and any and all references to such sections and any and all obligations thereunder are hereby deleted throughout the Indenture, and such sections and references shall be of no further force or effect.

Section 4.05 Taxes

Section 4.06 Stay, Extension and Usury Laws

Section 4.07 Restricted Payments

Section 4.08 Dividend and Other Payment Restrictions Affecting Subsidiaries

Section 4.09 Incurrence of Indebtedness and Issuance of Preferred Stock

Section 4.10 Asset Sales

Section 4.11 Transactions with Affiliates

Section 4.12 Liens

Section 4.13 Business Activities

Section 4.14 Corporate Existence

Section 4.15 Offer to Repurchase Upon Change of Control

Section 4.16 Payments for Consent

Section 4.17 Additional Note Guarantees

Section 4.18 Designation of Restricted and Unrestricted Subsidiaries

(ii) Section 4.03 is hereby amended and restated in its entirety to read as follows:

“Section 4.03 Reports.

So long as any Notes are outstanding, the Company will furnish to the Trustee and to the Holders of Notes all reports as required under Section 314(a) of the TIA. The availability of the foregoing materials on the SEC’s EDGAR service shall be deemed to satisfy the Company’s delivery obligation.”

(iii) Clause (a) of Section 4.04 is hereby amended and restated in its entirety to read as follows:

“The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate as required under Section 314(a)(4) of the TIA.”

(iv) Each of clauses (a)(3) and (a)(4) of Section 5.01 are hereby deleted in their entirety and, in the case of each such section, replaced with the phrase “[Intentionally Omitted]” and the Company shall be released from any and all of its obligations thereunder.

(v) Each of clauses (3), (4), (5), (6) and (7) of Section 6.01 and each of clauses (2), (3), (4), (5) and (6) of Section 8.04 are hereby deleted in their entirety and, in the case of each such section, replaced with the phrase “[Intentionally Omitted]” and the Company shall be released from any and all of its obligations thereunder.

2.3 Other Amendments to the Indenture. All definitions in the Indenture which are used exclusively in the sections and clauses deleted pursuant to Section 2.2 of this Supplemental Indenture or whose sole use or uses in the Indenture were eliminated in the revisions set forth in Sections 2.2 of this Supplemental Indenture are hereby deleted. All cross-references in the Indenture to sections and clauses deleted by Section 2.2 of this Supplemental Indenture shall also be deleted in their entirety.

2.4 The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company.

ARTICLE III

Amendment to the Notes

The Notes include certain of the foregoing provisions from the Indenture to be deleted or amended pursuant to Sections 2.2 and 2.3 hereof. Such provisions from the Notes shall be deemed deleted or amended as applicable.

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This Supplemental Indenture may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed all as of the date first written above.

THE COMPANY BIOSCRIP, INC. By: /s/ Richard Smith Name: Richard Smith Title: Chief Executivie Officer

[Signature Page to Supplemental Indenture]

GUARANTORS

BIOSCRIP INFUSION SERVICES, INC.

By: /s/ Richard Smith

Name: Richard Smith

Title: Chief Executivie Officer

CHRONIMED, LLC.

By: /s/ Richard Smith

Name: Richard Smith

Title: Chief Executivie Officer

BIOSCRIP PHARMACY (NY), INC.

By: /s/ Richard Smith

Name: Richard Smith

Title: Chief Executivie Officer

BIOSCRIP PBM SERVICES, LLC

By: /s/ Richard Smith

Name: Richard Smith

Title: Chief Executivie Officer

BIOSCRIP PHARMACY SERVICES, INC.

By: /s/ Richard Smith

Name: Richard Smith

Title: Chief Executivie Officer

BIOSCRIP PHARMACY, INC.

By: /s/ Richard Smith

Name: Richard Smith

Title: Chief Executivie Officer

BRADHURST SPECIALTY PHARMACY, INC.

By: /s/ Richard Smith

Name: Richard Smith

Title: Chief Executivie Officer

[Signature Page to Supplemental Indenture]

NATURAL LIVING, INC. (d/b/a BioScrip Pharmacy)

By: /s/ Richard Smith

Name: Richard Smith

Title: Chief Executivie Officer

BIOSCRIP INFUSION SERVICES, LLC

By: /s/ Richard Smith

Name: Richard Smith

Title: Chief Executivie Officer

BIOSCRIP NURSING SERVICES, LLC (d/b/a American Disease Management Associates)

By: /s/ Richard Smith

Name: Richard Smith

Title: Chief Executivie Officer

BIOSCRIP INFUSION MANAGEMENT, LLC

By: /s/ Richard Smith

Name: Richard Smith

Title: Chief Executivie Officer

LOS FELIZ DRUGS INC.

By: /s/ Richard Smith

Name: Richard Smith

Title: Chief Executivie Officer

CHS HOLDINGS, INC.

By: /s/ Richard Smith

Name: Richard Smith

Title: Chief Executivie Officer

CRITICAL HOMECARE SOLUTIONS, INC.

By: /s/ Richard Smith

Name: Richard Smith

Title: Chief Executivie Officer

SPECIALTY PHARMA, INC.

By: /s/ Richard Smith

Name: Richard Smith

Title: Chief Executivie Officer

NEW ENGLAND HOME THERAPIES, INC.

By: /s/ Richard Smith

Name: Richard Smith

Title: Chief Executivie Officer

DEACONESS ENTERPRISES, LLC

By: /s/ Richard Smith

Name: Richard Smith

Title: Chief Executivie Officer

INFUSION SOLUTIONS, INC.

By: /s/ Richard Smith

Name: Richard Smith

Title: Chief Executivie Officer

PROFESSIONAL HOME CARE SERVICES, INC.

By: /s/ Richard Smith

Name: Richard Smith

Title: Chief Executivie Officer

WILCOX MEDICAL, INC.

By: /s/ Richard Smith

Name: Richard Smith

Title: Chief Executivie Officer

DEACONESS HOMECARE, LLC

By: /s/ Richard Smith

Name: Richard Smith

Title: Chief Executivie Officer

[Signature Page to Supplemental Indenture]

SOUTH MISSISSIPPI HOME HEALTH, INC.

By: /s/ Richard Smith

Name: Richard Smith

Title: Chief Executivie Officer

REGIONAL AMBULATORY DIAGNOSTICS, INC.

By: /s/ Richard Smith

Name: Richard Smith

Title: Chief Executivie Officer

ELK VALLEY PROFESSIONAL AFFILIATES, INC.

By: /s/ Richard Smith

Name: Richard Smith

Title: Chief Executivie Officer

INFUSION PARTNERS, LLC

By: /s/ Richard Smith

Name: Richard Smith

Title: Chief Executivie Officer

KNOXVILLE HOME THERAPIES, LLC

By: /s/ Richard Smith

Name: Richard Smith

Title: Chief Executivie Officer

SOUTH MISSISSIPPI HOME HEALTH, INC.-REGION I

By: /s/ Richard Smith

Name: Richard Smith

Title: Chief Executivie Officer

SOUTH MISSISSIPPI HOME HEALTH, INC.-REGION II

By: /s/ Richard Smith

Name: Richard Smith

Title: Chief Executivie Officer

[Signature Page to Supplemental Indenture]

SOUTH MISSISSIPPI HOME HEALTH, INC.-REGION III

By: /s/ Richard Smith

Name: Richard Smith

Title: Chief Executivie Officer

APPLIED HEALTH CARE, LLC

By: /s/ Richard Smith

Name: Richard Smith

Title: Chief Executivie Officer

EAST GOSHEN PHARMACY, INC.

By: /s/ Richard Smith

Name: Richard Smith

Title: Chief Executivie Officer

NATIONAL HEALTH INFUSION, INC.

By: /s/ Richard Smith

Name: Richard Smith

Title: Chief Executivie Officer

INFUSION PARTNERS OF BRUNSWICK, LLC

By: /s/ Richard Smith

Name: Richard Smith

Title: Chief Executivie Officer

OPTION HEALTH, LTD.

By: /s/ Richard Smith

Name: Richard Smith

Title: Chief Executivie Officer

SCOTT-WILSON, INC.

By: /s/ Richard Smith

Name: Richard Smith

Title: Chief Executivie Officer

[Signature Page to Supplemental Indenture]

INFUSION PARTNERS OF MELBOURNE, LLC

By: /s/ Richard Smith

Name: Richard Smith

Title: Chief Executivie Officer

Infuscience Sub, Inc.

By: /s/ Richard Smith

Name: Richard Smith

Title: Chief Executivie Officer

Infusal Partners

By: /s/ Richard Smith

Name: Richard Smith

Title: Chief Executivie Officer

Infusion Therapy Specialists, Inc.

By: /s/ Richard Smith

Name: Richard Smith

Title: Chief Executivie Officer

Infuscience HHA, LLC

By: /s/ Richard Smith

Name: Richard Smith

Title: Chief Executivie Officer

Infuscience South Carolina, LLC

By: /s/ Richard Smith

Name: Richard Smith

Title: Chief Executivie Officer

Homechoice Partners, Inc.

By: /s/ Richard Smith

Name: Richard Smith

Title: Chief Executivie Officer

Bioscrip Medical Services, LLC

By: /s/ Richard Smith

Name: Richard Smith

Title: Chief Executivie Officer

[Signature Page to Supplemental Indenture]

Cedar Creek Home Health Care Agency, LLC

By: /s/ Richard Smith

Name: Richard Smith

Title: Chief Executivie Officer

Gericare, LLC

By: /s/ Richard Smith

Name: Richard Smith

Title: Chief Executivie Officer

Elk Valley Health Services, LLC

By: /s/ Richard Smith

Name: Richard Smith

Title: Chief Executivie Officer

Elk Valley Home Health Care Agency, LLC

By: /s/ Richard Smith

Name: Richard Smith

Title: Chief Executivie Officer

[Signature Page to Supplemental Indenture]

Infuscience, Inc. By: /s/ Richard Smith Name: Richard Smith Title: Chief Executivie Officer infucenters, llc By: /s/ Richard Smith Name: Richard Smith Title: Chief Executivie Officer

[Signature Page to Supplemental Indenture]

TRUSTEE U.S. bank national ASSOCIATION By: /s/ Earl W. Dennison Jr. Name: Earl W. Dennison Jr. Title: Vice President

[Signature Page to Supplemental Indenture]